Exhibit 10.24

OPTION GRANT NOTICE

UNDER THE
BOOSTER PARENT HOLDINGS, INC.

2021 STOCK INCENTIVE PLAN

Liftoff Mobile, Inc. (formerly known as Booster Parent Holdings, Inc.) (the “Company”), pursuant to the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan, as it may be amended and restated from time to time in accordance with its terms (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one Share of Class B Common Stock) set forth below, at an Option Price set forth below. The Options are subject to all of the terms and conditions set forth herein, in the Option Agreement (attached hereto) (the “Option Agreement”) and in the Plan, both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Option Agreement (or if not defined therein, the Plan).

Participant:	Tarek Kutrieh

Date of Grant:	, 2023

Vesting Commencement Date:	October 1, 2021

Number of Options:	756,649.08

Option Price:	$6.28 per Share

Option Period Expiration Date:	10th anniversary of Date of Grant

Type of Option:	Non-qualified Stock Option

Vesting Schedule:

The number of Options that become vested and exercisable under this Grant Notice and the Option Agreement as of a relevant date shall be equal to the product of (x) the Number of Options multiplied by (y) the percentage of the Options that has satisfied the Time-Vesting Condition multiplied by (z) the percentage of the Options that has satisfied the CIC Price‑Vesting Condition.

Time-Vesting Condition. Subject to the Participant’s continued Employment through each applicable date, the Options shall satisfy the Time-Vesting Condition as to 6.25% of the Options on each quarterly anniversary of the Vesting Commencement Date (each, a “Time-Vesting Date”) (such that the Options shall have fully satisfied the Time-Vesting Condition on the fourth anniversary of the Vesting Commencement Date).

CIC Price-Vesting Condition. Subject to the Participant’s continued Employment through a Change in Control, other than as otherwise provided in the Option Agreement, the Options shall satisfy the CIC Price‑Vesting Condition on such Change in Control based on the price per share of Common Stock received by Sponsor in connection with a Change in Control (whether through cash, equity or other property) (the “CIC Price”), as to the following percentages:

Percentage of Options Satisfying CIC Price-Vesting Condition	Number of Options Satisfying CIC Price-Vesting Condition	CIC Price
0%	0	$9.71 or less
19.25%	145,668.68	$10.26
33.73%	255,182.45	$14.23
58.27%	440,669.60	$14.24
60.27%	456,014.38	$21.60
79.79%	603,765.01	$21.61
79.79%	603,765.01	$29.57
100%	756,649.08	$29.58

For purposes of the above, the applicable CIC Price will be rounded to the nearest whole cent in connection with a Change in Control, if applicable.

To the extent that the CIC Price falls between adjacent rows in the table above, the percentage of Options satisfying the CIC Price‑Vesting Condition will be determined based on linear interpolation between the Percentage of Options Satisfying CIC Price-Vesting Condition that correspond to such adjacent rows.

For the avoidance of doubt, Options must satisfy both the Time‑Vesting Condition and the CIC Price-Vesting Condition to become vested and exercisable under this Grant Notice and the Option Agreement.

* * *

2

LIFTOFF MOBILE, INC.

By:
Title: Authorized Signatory

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.

Participant1

1 Note: To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

Tarek Kutrieh

OPTION AGREEMENT

UNDER THE

BOOSTER PARENT HOLDINGS, INC.

2021 STOCK INCENTIVE PLAN

Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan, as it may be amended and restated from time to time in accordance with its terms (the “Plan”), Liftoff Mobile, Inc. (formerly known as Booster Parent Holdings, Inc.) (the “Company”) and the Participant agree as follows.

1.
Definitions. Defined terms are as set forth in Exhibit A hereto and capitalized terms not defined herein or in Exhibit A shall have the meaning set forth in the Plan (or if not defined in the Plan, the Stockholders Agreement).
2.
Grant of Options. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one Share of Class B Common Stock), at the Option Price as provided in the Grant Notice. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options. Each Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.
3.
Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice, subject to the following additional terms:
(a)
Disposition of All Sponsor Shares. Any outstanding unvested Options that have not vested prior to or on the date Sponsor disposes of all of its Shares will be forfeited without consideration therefor upon the date of such disposition.
(b)
Qualifying Termination. In the event of the Participant’s Qualifying Termination, subject to the timely execution, delivery and non-revocation by the Participant of a general release of claims in favor of the Company and its Subsidiaries and Affiliates (the “Release Requirement”): (i) the Time‑Vesting Condition shall be deemed satisfied as to the number of Options that would have satisfied the Time-Vesting Condition during the 12‑month period following such Qualifying Termination (the “Tail Period”) and (ii) the Options that have satisfied the Time‑Vesting Condition (after taking into account clause (i) hereof) shall remain outstanding and eligible to vest during the Tail Period upon satisfaction the CIC Price-Vesting Condition in connection with a Change in Control that occurs during the Tail Period. For the avoidance of doubt, any outstanding Options that do not satisfy the CIC Price-Vesting Condition during the Tail Period will be forfeited without consideration upon the expiration of the Tail Period or such earlier time as provided in Section 3(a) or Section 3(c), as applicable.
(c)
Change in Control.
(i)
Any outstanding Options that have not satisfied the Time‑Vesting Condition as of a Change in Control shall remain outstanding and eligible to vest as to a number of Options equal to the product of (x) the Number of Options (as set forth in the Grant Notice) multiplied by (y) the percentage of the Options that have satisfied the CIC Price-Vesting Condition as of such Change in Control multiplied by (z) the percentage of the Options that have not satisfied the Time-Vesting Condition as of such Change in Control (the “Eligible Options”) in accordance with the time-vesting schedule set forth under “Time-Vesting Condition” in the Grant Notice; provided, that, subject to the Release Requirement, if the Participant’s Employment is terminated

(A) by the Company (or its successor) without Cause or (B) as a result of a resignation by the Participant for Good Reason, in either case, on or following a Change in Control, then the Time-Vesting Condition shall be deemed satisfied as to the Eligible Options and the Eligible Options shall become vested and exercisable as of the date of such termination of Employment.
(ii)
Any outstanding Options that do not satisfy the CIC Price-Vesting Condition prior to or upon such Change in Control (regardless of whether the Time-Vesting Condition has been previously satisfied) will be forfeited without consideration upon the date of such Change in Control.
(iii)
In the event of a Change in Control that occurs during the Participant’s Employment, if the Options granted to the Participant hereunder pursuant to the Grant Notice and this Option Agreement are not continued by the Company or assumed, substituted or replaced by the buyer or its Affiliates in connection with a Change in Control, then 100% of the Time-Vesting Condition shall be deemed satisfied upon such Change in Control.
(d)
Initial Public Offering. Notwithstanding anything in the Grant Notice to the contrary, to the extent that an initial Public Offering occurs prior to a Change in Control, then the CIC Price‑Vesting Condition shall be measured on the date that is the third anniversary of such initial Public Offering (the “Measurement Date”), subject to the Participant’s Employment on the Measurement Date; provided, that the price per Share used to determine whether the CIC‑Price‑Vesting Condition has been achieved shall be the three-month volume weighted average price ending on the last trading day immediately preceding the Measurement Date; provided, further, that, for the avoidance of doubt, to the extent that a Change in Control occurs subsequent to such initial Public Offering but prior to the Measurement Date, this Section 3(d) shall be inapplicable and Section 3(c) shall apply. Any outstanding Options that (i) satisfy the CIC Price-Vesting Condition in connection with the Measurement Date shall, if the Time-Vesting Condition (x) has been previously satisfied, become vested and exercisable upon the Measurement Date and (y) has not previously been satisfied, will remain outstanding and eligible to vest in accordance with the time-vesting schedule set forth under “Time-Vesting Condition” and (ii) do not satisfy the CIC Price-Vesting Condition in connection with the Measurement Date (regardless of whether the Time-Vesting Condition has been previously satisfied) will be forfeited without consideration upon the Measurement Date.
4.
Termination of Employment. In the event of the termination of the Participant’s Employment for any reason, the Options, to the extent not then vested and exercisable or eligible to vest after such termination of Employment, shall be immediately cancelled by the Company without consideration and any vested Options shall remain exercisable for the period set forth in Section 5(a). Any unvested Options eligible to vest after a termination of Employment shall be treated as set forth in Section 3(a), Section 3(b) or Section 3(c) as applicable.
5.
Exercise of Options.
(a)
Period of Exercise. Subject to the provisions of the Plan and this Option Agreement, the Participant may exercise all or any vested and exercisable Options at any time prior to the Option Period Expiration Date as provided in the Grant Notice (and, notwithstanding anything to the contrary, all Options, whether or not vested, shall expire on the Option Period Expiration Date). Notwithstanding the foregoing, in the event of the termination of the Participant’s Employment prior to the Option Period Expiration Date, the vested Options shall remain exercisable for the applicable period set forth below:
(i)
in the event of the termination of the Participant’s Employment (A) by the Company or one of its Affiliates without Cause or (B) as a result of a resignation by the Participant for Good Reason, in either case, for a period ending on the earlier of (x) 180 days following such termination of Employment (or, solely with respect to Options which vest following termination of Employment, 180 days following the date such Options vested in all respects) and (y) the Option Period Expiration Date;
(ii)
in the event of the termination of the Participant’s Employment (A) as a result of the Participant’s death or (B) by the Company or one of its Affiliates at a time when the Participant suffers from a Disability, in either case, for a period ending on the earlier of (x) the first anniversary of the date of such termination of Employment (or, solely with respect to Options which vest following termination of Employment, the first anniversary of the date such Options vested in all respects) and (y) the Option Period Expiration Date; and
(iii)
in the event of (A) the termination of the Participant’s Employment by the Company or one of its Affiliates for Cause, (B) as a result of a resignation by the Participant (other than for Good Reason) or (C) a Restrictive Covenant Violation, for a period ending immediately upon such termination of Employment or Restrictive Covenant Violation, as applicable.
(b)
Method of Exercise.
(i)
The vested Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Option Price applicable to the Options so exercised. Such notice shall be delivered either (A) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel or its designee; or (B) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either clause (A) or (B), as communicated to the Participant by the Company from time to time.
(ii)
Payment of the aggregate Option Price and applicable income or other tax withholding amount may be made, at the election of the Participant, (A) in cash or check of immediately available funds; (B) by such other method as the Committee may permit in its sole discretion pursuant to the Plan; or (C) any combination of such cash or check and such other permitted method of exercise.
(iii)
Following the exercise of the Options hereunder, as promptly as practical after receipt of such notification and full payment of the Option Price and any required income or other tax withholding amount (as provided in Section 12), and subject to the Participant’s execution and delivery of a joinder to the Stockholders Agreement (provided, that if the Participant is already a party to the Stockholders Agreement, then the Shares acquired under the Options shall automatically become subject to such Stockholders Agreement without any further action), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of Shares with respect to which the Options have been so exercised, subject to Section 6(d) of the Plan.
(iv)
Notwithstanding any other provision of the Plan or this Option Agreement to the contrary, absent an available exemption to registration or qualification, the Options may not be exercised prior to the completion of any registration or qualification of any Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(v)
In the event of the termination of the Participant’s Employment as a result of the Participant’s death, the vested Options shall remain exercisable by the Participant’s executor or administrator, or the Person or Persons to whom the Participant’s rights under this Option Agreement shall pass by will or by the laws of descent or distribution, as the case may be, to the extent set forth in Section 5(a)(ii)(A). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
6.
Certain Sales Upon Termination of Employment.
(a)
Call Option.
(i)
In the event of (A) the termination of the Participant’s Employment (x) by the Company and its Subsidiaries for Cause or (y) as a result of a voluntary resignation by the Participant when grounds for Cause exist or (B) a Restrictive Covenant Violation, the Company shall have the right, but not the obligation, at any time during the six months following, as applicable, each of (x) any such termination of Employment, (y) the date on which the Shares underlying the Options are acquired by the Participant (subject to a 30-day extension to the extent necessary in order to avoid the application of adverse accounting treatment to the Company) or (z) the date of such Restrictive Covenant Violation (or, if later, the date on which any member of the Board, other than the Participant (if applicable), has actual knowledge thereof), to purchase (together with the rights in Section 6(a)(ii), the “Call Option”), and each member of the Participant’s Family Group shall be required to sell to the Company, all or any portion of the Shares (including any Shares underlying the Options) then held by such member of the Participant’s Family Group at a purchase price per Share equal to the lesser of (1) Fair Market Value (measured as of the date of the election to purchase such Shares is delivered, the “Repurchase Notice Date”) and (2) Cost; provided, that such purchase price shall not be less than zero; provided, further, that for the avoidance of doubt, if the Company elects to exercise the Call Option in respect of any Shares underlying the Options prior to the exercise of the Options, the Options will be deemed exercised for the Shares underlying such Options.
(ii)
In the event of (A) the termination of the Participant’s Employment for any reason other than as provided for in Section 6(a)(i) or (B) the Participant engages in Competitive Activity not constituting a Restrictive Covenant Violation, the Company shall have the right, but not the obligation, at any time during the six months following, as applicable, each of (x) the date of such termination of Employment, (y) the date the Participant engages in such Competitive Activity (or, if later, the date on which any member of the Board, other than the Participant (if applicable) has actual knowledge thereof) or (z) the date on which the Shares underlying the Options were acquired by the Participant (subject to a 30-day extension to the extent necessary in order to avoid the application of adverse accounting treatment to the Company), to purchase, and each member of the Participant’s Family Group shall be required to sell to the Company, all or any portion of the Shares (including any Shares underlying the Options) then held by such member of the Participant’s Family Group at a purchase price per Share equal to Fair Market Value (measured as of the Repurchase Notice Date); provided, that for the avoidance of doubt, if the Company elects to exercise the Call Option in respect of any Shares underlying the Options prior to the exercise of the Options, the Options will be deemed exercised for the Shares underlying such Options.
(iii)
If the Company desires to exercise the Call Option pursuant to this Section 6(a), the Company shall send written notice to each member of the Participant’s Family Group of its intention to purchase Shares (including any Shares underlying the Options), specifying the number of Shares to be purchased and the purchase price thereof (the “Call Notice”). Subject to the provisions of Section 6(c), the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company not later than the 30th day after the giving of the Call Notice. Notwithstanding the foregoing, if the Company elects not to exercise the Call Option pursuant to this Section 6(a) (or elects to exercise the Call Option with respect to less than all Shares (including any Shares underlying the Options)), Sponsor may elect to cause one of its Affiliates or another designee to purchase such Shares on the same terms and conditions set forth in this Section 6(a) by providing written notice to each member of the Participant’s Family Group of its intention to purchase such Shares.
(b)
Obligation to Sell Several. If there is more than one member of the Participant’s Family Group, the failure of any one such Person thereof to perform its obligations hereunder shall not excuse or affect the obligations of any such other Person thereof, and the closing of the purchases from such other Person or Persons by the Company shall not excuse, or constitute a waiver of its rights against, such defaulting Person.
(c)
Other Purchase Provisions.
(i)
Prohibition of Purchases. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to purchase any Shares (including any Shares underlying the Options) at any time pursuant to this Section 6, regardless of whether the Company has delivered a notice of its election to purchase any such Shares, to the extent that the purchase of such Shares or the payment to the Company or one of its Subsidiaries of a cash dividend or distribution by the Company or any of its Subsidiaries to fund such purchase (together with any other purchases of Shares pursuant to this Section 6 or pursuant to similar provisions in the Stockholders Agreement or any other agreements with other employees, service providers or equity holders, as applicable, of the Company and its Subsidiaries, of which the Company has at such time been given or has given notice and together with cash dividends and distributions to fund such other purchases) would result in a violation of any law, statute, rule regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local, foreign court or governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property.
(ii)
Payment for Shares. If at any time the Company elects to purchase any Shares pursuant to the Call Option of this Section 6, the Company shall pay the purchase price for the Shares that the Company purchases (A) first, by the cancellation of indebtedness of any kind, if any, owing from the Participant (or any member of the Participant’s Family Group) to the Company or any of its Subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Participant’s Family Group receiving consideration in such repurchase) and (B) then, by the Company’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments, if any, representing the Shares so purchased, duly endorsed; provided, that if (x) any of the conditions set forth in Section 6(c)(i) exists, (y) the Company has a lack of available cash to purchase such Shares and/or cannot secure such funds with commercially reasonable efforts, in each case, as reasonably determined in good faith by the Board or (z) such purchase of Shares would result in a Financing Default (either directly or indirectly as a result of the prohibition of a related cash dividend or distribution) (each a “Cash Payment Restriction”), the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Company’s delivery of a subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the senior financing agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a “Junior Subordinated Note”) in a principal amount equal to the balance of the purchase price, payable within three years (or, if earlier, within 30 days following the date when the Cash Payment Restriction no longer exists), and bearing interest payable (and compounded to the extent not so paid) as of the last day of each year at the “prime rate” as published for JP Morgan Chase Bank from time to time, and all such accrued and unpaid interest payable on the date of the payment of principal (or, if applicable, the last installment of principal), with payments to be applied in the order of: first to any enforcement costs incurred by the Participant or the Participant’s Family Group, second to interest and third to principal. The Company shall have the rights set forth in clause (A) of the first sentence of this Section 6(c)(ii) whether or not the Participant or any member of the Participant’s Family Group is selling such Shares even if the Participant’s Family Group is not an obligor of the Company. The principal of, and accrued interest on, any such Junior Subordinated Note may be prepaid in whole or in part at any time at the option of the Company; provided, that, upon customary events, including insolvency and acceleration of payments under other financing agreements (subject to a standstill), a Change in Control or a Public Offering, the principal of, and accrued interest on, any Junior Subordinated Note shall become immediately due and payable. To the extent that the Company is restricted from paying accrued interest that is required to be paid on any Junior Subordinated Note prior to maturity due to the existence of any Cash Payment Restriction, such interest shall be cumulated, compounded annually, and accrued until and to the extent that such Cash Payment Restriction no longer exists, at which time such accrued interest shall be immediately paid. Notwithstanding any other provision in this Option Agreement, with the written consent of the Participant (not to be unreasonably withheld, conditioned or delayed), the Company may elect to pay the purchase price hereunder in shares or other equity securities of one of its respective direct or indirect Subsidiaries with a fair market value equal to the applicable purchase price; provided, that such Subsidiary promptly offers to repurchase such Shares or other equity securities for cash equal to the applicable purchase price or a Junior Subordinated Note with a principal amount equal to the applicable purchase price.
7.
Repayment of Proceeds. In the event of (a) the termination of the Participant’s employment by the Company or any of its Subsidiaries for Cause, (b) the Company or any of its Subsidiaries discovers within six months following a resignation by the Participant that grounds for Cause existed at the time of such termination or (c) a Restrictive Covenant Violation, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company within 30 days following the Company’s request to the Participant therefor, an amount equal to the excess, if any, of (i) the sum of (A) the value of the Participant’s Shares (including any Shares underlying Options) then held by the Participant and (B) aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant or any of the Participant’s Permitted Transferees received upon the sale or other disposition of, or distributions in respect of, the Participant’s Shares (including, without limitation, any Distribution Payment (as defined below)) over (ii) the aggregate Cost of such Shares, as applicable. Any reference in this Option Agreement to grounds existing for Cause shall be determined without regard to any cure period or other procedural delay or event required prior to a finding of, or termination for, Cause. The forgoing remedy shall expire, on a prospective basis, upon the earlier of a Change in Control or an initial Public Offering.
8.
Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company, its Affiliates and Subsidiaries and accordingly agrees, in the Participant’s capacity as an investor and equity holder in the Company, and indirectly, its Affiliates and its Subsidiaries, to the provisions of Exhibit B to this Option Agreement.
9.
No Right to Continued Employment. Neither the Plan nor this Option Agreement shall be construed as giving the Participant the right to be retained in the Employment of the Company or any Affiliate or Subsidiary. Further, the Company or any Affiliate or Subsidiary may at any time terminate the Participant’s Employment, free from any liability or any claim under the Plan or this Option Agreement, except as otherwise expressly provided herein.

10.
Legend on Certificates. The certificates representing the Shares purchased by exercise of the Options shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading, any applicable federal or state or any other applicable laws and the Company’s certificate of incorporation and bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
11.
Non-Transferability. The Options may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Options to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, the Options are exercisable only by the Participant.
12.
Tax Withholding. The provisions of Section 4(c) of the Plan are incorporated herein by reference. The Participant shall be required to pay to the Company or any Affiliate or Subsidiary (and the Company or its Affiliates shall have the right and are authorized to withhold) any applicable withholding taxes in respect of the Options, their exercise, or any payment or transfer under or with respect to the Options. The Company and its Affiliates shall have the right to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
13.
Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Options, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Option Agreement.
14.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one business day after deposit with a reputable overnight delivery service for next business day delivery (charges prepaid), and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested), in each case with concurrent delivery by electronic mail (receipt confirmed), to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

(a) If to the Company:

Liftoff Mobile, Inc.
c/o Blackstone Inc.
345 Park Avenue
New York, NY 10154
Attention: Martin Brand
Sachin Bavishi
Email: [****]

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Attention: Gregory Grogan
Email: [****]

(b)
If to the Participant, to the address as shown on the stock ledger of the Company.
15.
Governing Law and Venue. This Option Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the jurisdiction of and venue in the courts of the State of Delaware. In addition, the Participant hereby acknowledges and agrees that Participant’s acceptance of this Option granted hereunder is voluntary and not a condition of the Participant’s Employment, and the Participant may decline to accept this Option without adverse consequences to the Participant’s Employment.
16.
Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
17.
Options Subject to Plan and Stockholders Agreement. By entering into this Option Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The Options and the Shares received upon exercise of the Options are subject to all of the terms and provisions of the Plan and the Stockholders Agreement, and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. The terms and provisions of the Plan and the Stockholders Agreement, as each may be amended from time to time are hereby incorporated by reference, subject to the terms of Section 18. In the event of a conflict between any term or provision contained in this Option Agreement (including the Grant Notice) and a term or provision of the Plan, except as otherwise expressly provided herein, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.
18.
Waiver and Amendment. Except as otherwise set forth in Section 13 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Option Agreement; provided, that no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially diminish the rights of the Participant hereunder without the consent of the Participant (which consent shall not be unreasonably withheld). No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that such waiver is to be construed as a continuing waiver.
19.
Rights as Shareholder.
(a)
The Participant shall have no rights as a shareholder with respect to any Share covered by the Options unless and until (i) the Participant shall have become the holder of record or the beneficial owner of such Share (for avoidance of doubt, by giving written notice of the exercise of any Options, payment in full of the Option Price and, if applicable, satisfying any other conditions imposed by the Committee pursuant to the Plan); provided, in each case, that the Participant tenders cash or its equivalent to pay any applicable withholding taxes (unless otherwise permitted by the Committee), and, except as provided in the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of such Share for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof, and (ii) the Participant executes and delivers a joinder to the Stockholders Agreement (to the extent the Participant is not already party to the Stockholders Agreement).
(b)
Notwithstanding the foregoing or anything contained herein or in the Plan to the contrary, and subject to Section 19(b)(iii):
(i)
In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) in respect of shares of Common Stock (a “Distribution”), in lieu of any other adjustment under Section 9 of the Plan, with respect to a number of Options equal to the product of (x) the Number of Options (as set forth in the Grant Notice) multiplied by (y) the percentage of the Options that has satisfied the Time-Vesting Condition as of the date of such Distribution multiplied by (z) the percentage of the Options that would satisfy the CIC Price-Vesting Condition assuming for this purpose that (I) a Change in Control occurs on the date of such Distribution and (II) the CIC Price in such Change in Control is equal to the Fair Market Value of a share of Common Stock on the date of such Distribution (the “Distribution-Eligible Options”), then the Participant shall receive a dividend equivalent in respect of each such Distribution‑Eligible Option in an amount equal to the amount received in respect of one share of Common Stock in connection with such Distribution (such dividend equivalent amount, the “Distribution Payment”).
(ii)
On each subsequent Time-Vesting Date following any Distribution, the Options shall be tested such that the Participant shall be eligible to receive the Distribution Payment with respect to a number of Options equal to the positive difference, if any, of (A) the product of (x) the Number of Options multiplied by (y) the percentage of the Options that has satisfied the Time-Vesting Condition as of the applicable Time-Vesting Date multiplied by (z) the percentage of the Options that would satisfy the CIC Price-Vesting Condition assuming for this purpose only that (I) a Change in Control occurs on the applicable Time-Vesting Date and (II) the CIC Price in such Change in Control is equal to the Fair Market Value of a share of Common Stock on the applicable Time-Vesting Date over (B) the Distribution-Eligible Options (such number of Options, if any, receiving the Distribution Payment, the “Catch-Up Eligible Options”); provided, that for each Time-Vesting Date following the initial Time-Vesting Date following the applicable Distribution (the “Initial Time-Vesting Date”), the Catch-Up Eligible Options determined in respect of all prior Time-Vesting Dates (including the Initial Time-Vesting Date) shall be added to clause (B) for purposes of determining the number of Catch-Up Eligible Options as of the then-current Time-Vesting Date.
(iii)
Any Distribution Payment shall be paid, less applicable withholdings, no later than the next regularly scheduled payroll date occurring immediately following the date of such Distribution or Time-Vesting Date, as applicable. In the event the Participant resigns employment with the Company without Good Reason prior to a Change in Control, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company within 30 days following the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax amount of all Distribution Payments (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) made to the Participant and, as security in respect of the foregoing and in exchange for the receipt of any Distribution Payment, the Participant (A) shall enter into a pledge agreement pledging any Shares owned by the Participant and (B) agree to a setoff of any other compensation payable to the Participant by the Company Group.
20.
Other Agreements. To the extent the Participant is party to an agreement between the Participant and the Company or any Affiliate that contains language governing the treatment of equity and/or equity-based awards in any matter, including, without limitation, in connection with (a) a Change in Control (or any similar defined term) or (b) any termination of employment or service, as applicable, this Option Agreement shall exclusively govern and control the treatment of the Participant’s Award notwithstanding such other agreement, including, without limitation, in connection with such Change in Control (or similar defined term) or termination of employment or service, as applicable.
21.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Options and on any Shares outstanding under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons; provided, that, any such requirements do not materially and adversely impact the economic rights of the Participant under this Agreement, the Grant Notice or the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
22.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
23.
Integration. This Option Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Option Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (including, without limitation, any commitments in employment offer letters or other similar agreements for grants of stock options in the Company or Liftoff Mobile, Inc.), other than as specifically provided for herein. Notwithstanding anything contained in the Plan or this Option Agreement to the contrary, to the extent the Participant becomes a party to any employment agreement, management rollover agreement or other agreement with the Company or any of its Subsidiaries or Affiliates which vary the terms of the Options (or provide more favorable rights and remedies to the Participant) subsequent to the date of this Option Agreement, the terms of the Plan and this Option Agreement will be deemed to be amended to reflect such terms, and the terms set forth in such employment agreement, restrictive covenant agreement, management rollover agreement or other agreement shall supersede the terms set forth in the Plan or this Option Agreement.
24.
Signature in Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

EXHIBIT A

Definitions

Affiliate. The term “Affiliate” means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled,” “controlling,” and “under common control with” have meanings correlative thereto.

Board. The term “Board” means the Company’s Board of Directors.

Cause. The term “Cause” shall have the meaning ascribed to such term in the Participant’s employment or service agreement, and if not so defined, or no such agreement exists, means any of the following: (i) the Participant’s theft, dishonesty or willful misconduct that materially and adversely affects the Company or any of its Subsidiaries, including Liftoff Mobile, Inc. (the “Company Group”); (ii) the Participant’s material failure to abide by the Company Group’s written code of conduct or other written policies, in either case that have been previously provided to the Participant, which failure could reasonably be expected to materially and adversely affect the Company Group; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any material tangible or intangible asset or corporate opportunity of the Company Group (including, without limitation, the Participant’s improper use or disclosure of the Company Group’s material confidential or proprietary information), in either case that could be reasonably be expected to cause material harm to the Company Group; (iv) the Participant’s repeated failure to perform any reasonable assigned duties (other than due to the Participant’s death or Disability) after written notice from the Company Group of, and a reasonable opportunity of 30 days to cure, such failure or inability, which failure or inability is not so cured within such 30-day time period; (v) any material breach by the Participant of any employment or service agreement between the Participant and any member of the Company Group (other than due to the Participant’s death or Disability), after written notice from the Board of, and a reasonable opportunity of 30 days to cure, such breach, which breach is not cured within such 30-day time period; (vi) commission of a felony or other crime involving financial impropriety or moral turpitude; or (vii) any violation by the Participant of any law regarding employment discrimination or sexual harassment/misconduct, as reasonably determined by the Board, or any act by the Participant done on the basis of sex, age, race or other discrimination or harassment/sexual misconduct which subjects any member of the Company Group to payment or settlement of any amount.

Change in Control. The term “Change in Control” shall have the meaning ascribed to such term in the Plan.

Common Stock. The term “Common Stock” means, collectively, the voting common stock of the Company and the non-voting common stock of the Company.

Company. The term “Company” means Liftoff Mobile, Inc. (formerly known as Booster Parent Holdings, Inc.), a Delaware corporation.

Competitive Activity. The Participant shall be deemed to have engaged in “Competitive Activity” if Participant is engaged as an employee or service provider for a Competitive Business at any time (regardless of whether such conduct constitutes a Restrictive Covenant Violation).

Competitive Business. The term “Competitive Business” means any business activities that are competitive with the business of the Company or any of its Subsidiaries (as well as any other business which the Company or any of its Subsidiaries has plans (approved by the Board or otherwise disclosed to the Participant) to engage in as of the date of the Participant’s termination of Employment), including, without limitation, providing services or directly or indirectly supervising a team that provides services that are substantially similar to those provided by the Participant (while as an employee or independent contractor of the Company or any member of the Company Group) to a customer of the Company or any member of the Company Group, in each case in any geographical area where the Company or any of its Subsidiaries conduct business.

Cost. The term “Cost” means the price per Share paid by the Participant, if any, as proportionately adjusted for all subsequent distributions of Shares and other recapitalizations and less the amount of any distributions made with respect to the Shares pursuant to the Company’s organizational documents; provided, that “Cost” may not be less than zero.

Date of Grant. The term “Date of Grant” shall have the meaning set forth in the Grant Notice.

Disability. The term “Disability” has the meaning ascribed to such term in a Participant’s employment or service agreement, and if not so defined, or if no such employment or service agreement exists, means if the Participant is in continuous employment or service with a member of the Company Group, the inability of the Participant to perform the Participant’s material duties, with or without reasonable accommodation, due to a physical or mental injury, infirmity or incapacity for the greater of 60 days in any 365-day period or the period of time required to qualify for long-term disability benefits under the Company’s long-term disability plan or policy, if any. Any question as to the existence, extent or potentiality of the Participant’s Disability upon which the Participant and the Company cannot agree shall be determined by a qualified, independent physician selected in good faith by the Company. The determination of any such physician shall be final and conclusive for all purposes of the Plan and the Option Agreement.

Employment. The term “Employment” as used in this Option Agreement shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries or Affiliates, (ii) a Participant’s services as a consultant or independent contractor, if the Participant is a consultant to or independent contractor of the Company or any of its Subsidiaries or Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board. The Committee, in its sole discretion, shall exclusively determine the Employment status of a Participant.

Fair Market Value. The term “Fair Market Value” as used in connection with the value of a Share means (i) if there is a public market for the Shares on the applicable date, the value for a Share implied by the average of the high and low closing bid prices of such Share during the immediately preceding ten trading days on the stock exchange on which the Share is principally trading or (ii) if there is no public market for the Shares on such date, the value for a Share as determined by the Board in good faith by reference to Sponsor’s most recent quarterly financial statements.

Family Group. The term “Family Group” means the Participant and the Participant’s Permitted Transferees, and any representative, executor or similar person who legally makes decisions for the Participant or the Participant’s estate (in their capacity as such).

Financing Default. The term “Financing Default” means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the financing documents of the Company or its Affiliates from time to time and any restrictive financial covenants contained in the organizational documents of the Company or its Affiliates.

Good Reason. The term “Good Reason” means (i) a material diminution, through one or more changes, in the Participant’s employment duties, responsibilities and authority, measured in the aggregate; (ii) a material reduction in the Participant’s base salary and total target cash compensation opportunity, measured in the aggregate; or (iii) a relocation of the Participant’s principal workplace to a location more than 50 miles from its location as of the Vesting Commencement Date (as defined in the Grant Notice). In order for the Participant to terminate Employment for Good Reason, the Participant must provide written notice to the Company of the existence of the Good Reason condition within 60 days following the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have 30 days during which the Company may remedy the Good Reason condition. If the Good Reason condition is not remedied within such 30-day period, the Participant may resign based on the Good Reason condition specified in the notice with such resignation effective no later than 30 days following the end of the 30-day cure period.

Option. The term “Option” means the Options granted under this Option Agreement.

Option Agreement. The term “Option Agreement” shall have the meaning set forth in the preface.

Permitted Transferee. The term “Permitted Transferee” means those transferees to whom the Participant may transfer Shares under the definitive governing documents.

Plan. The term “Plan” means the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan, as it may be amended or supplemented from time to time.

Public Offering. The term “Public Offering” means a sale of Shares to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect; provided, that a Public Offering shall not include an offering made in connection with an employee benefit plan; provided, further, that a Public Offering shall include (i) a business acquisition or combination with a public company following which the Shares are publicly traded or (ii) a merger with a public entity.

Qualifying Termination. The term “Qualifying Termination” means the termination of the Participant’s Employment (i) by the Company without Cause, (ii) by the Participant for Good Reason or (iii) as a result of the Participant’s death or at a time the Participant suffers from a Disability.

Restrictive Covenant Violation. The term “Restrictive Covenant Violation” means the Participant’s breach of any provision of Exhibit B hereto or any similar corresponding provision applicable to the Participant under a written agreement with the Company or its Subsidiaries from time to time.

Shares. The term “Shares” means any shares of Common Stock, and any securities into which such shares may hereafter be converted, changed or reclassified, as applicable, including, without limitation, any such shares of Class B Common Stock acquired by the Participant issuable or issued upon the exercise of Options.

Sponsor. The term “Sponsor” means investment funds affiliated with Blackstone Inc. and its Affiliates.

Stockholders Agreement. The Stockholders Agreement, dated as of March 17, 2021, by and among the Company and the parties thereto set forth therein, substantially in the form attached hereto as Exhibit C, as it may be amended and/or restated from time to time.

Subsidiary. The term “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

Vesting Commencement Date. The term “Vesting Commencement Date” shall have the meaning set forth in the Grant Notice.

EXHIBIT B

RESTRICTIVE COVENANTS

1.
Non-Competition; Non-Solicitation; Non-Interference. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and accordingly agrees as follows:
(a)
During the Participant’s Employment with the Company Group and ending on the date the Employment is terminated for any reason (the “Restricted Period”), the Participant will not directly or indirectly:
(i)
in any geographic location in which the Company Group engages activities, own, operate, manage, control, invest in, lend to, acquire an interest in or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor or any other type of participant) the management or conduct of any Competitive Business; or
(ii)
(A) solicit or induce any customer, supplier, licensee or other business relation (or any actively sought prospective customer, supplier, licensee or other business relation) of the Company or any member of the Company Group to cease doing business with, materially reduce the amount of business conducted with the Company or any member of the Company Group, interfere with the relationship between any such customer, supplier, licensee or other business relation (or any actively sought prospective customer, supplier, licensee or other business relation by the Participant) and the Company or any member of the Company Group; (B) enter into a contractual relationship with any customers with respect to which the Company or any member of the Company Group has a direct or indirect contractual relationship to the extent such relationship would be competitive with the relationship between such customers and the Company or its Subsidiaries; or (C) knowingly or intentionally assist any Person in any substantive or direct way to do, or attempt to do, anything prohibited by clause (A) or (B) above.
(b)
During the Restricted Period and for a 12‑month period following the end of the Restricted Period, the Participant will not directly or indirectly recruit, encourage, solicit or induce for employment or service, or assist others in recruiting, encouraging, soliciting or inducing for employment or service (other than non-exclusive consultants and other than in the performance of the Participant’s duties), any executive, management or other personnel of the Company or any member of the Company Group; provided, however, that nothing in this Exhibit B shall prohibit or otherwise restrict the general solicitation for employment (including in any newspaper or magazine, over the Internet or by any search or employment agency) that is not specifically directed towards any such employees.
(c)
If a final and non-appealable judicial determination is made that any of the provisions of this Section 1 constitutes an unreasonable or otherwise unenforceable restriction against the Participant, the provisions of this Section 1 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. Moreover, notwithstanding the fact that any provision of this Section 1 is determined not to be specifically enforceable, the Company will nevertheless be entitled to recover monetary damages as a result of the Participant’s breach of such provision.
(d)
The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof.

(e)
Notwithstanding anything in this Section 1, the Participant may own, directly or indirectly, up to 2% of any class of “publicly traded securities” of any Person and may own, directly or indirectly, solely as a passive investment, up to an aggregate of 1% of any investment fund as to which the Participant does not make any investment decisions, does not provide input on the investment decisions or otherwise does not control.
(f)
The provisions of this Section 1 hereof shall survive the termination of the Participant’s Employment for any reason.
2.
Confidentiality; Intellectual Property.
(a)
Confidentiality.
(i)
The Participant acknowledges that the Confidential Information obtained by the Participant while employed by or providing services to the Company or any member of the Company Group is the property of the Company Group. Therefore, the Participant agrees that the Participant shall not disclose to any unauthorized Person or use for the Participant’s own purposes any Confidential Information without the prior written consent of the Company, provided, that Confidential Information shall not include with respect to the Participant, any information that (A) is or becomes publicly available (other than as a result of a disclosure by the Participant, its Affiliates or its representatives in violation of this Section 2), (B) is or becomes available to the Participant from a source that, to the Participant’s knowledge, is not prohibited from disclosing such information to it by a legal, contractual or fiduciary obligation to the Company or any member of the Company Group or (C) is independently developed without reference to or use of Confidential Information; provided, however, that if the Participant receives a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process or similar process, (x) the Participant shall, to the extent practicable and not prohibited by law, notify the Company promptly, and consult with and assist (to the extent practicable and not prohibited by law) the Company, at the Company’s expense, in seeking a protective order, (y) in the event that such protective order is not obtained, or if the Company waives compliance with the terms hereof, the Participant shall disclose only that portion of the Confidential Information which, based on the advice of the Participant’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving Person shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process and (z) the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof.
(ii)
For purposes of this Option Agreement, “Confidential Information” means information, observations and data concerning the business or affairs of the Company Group, including, without limitation, all business information (whether or not in written form) that relates to any member of the Company Group, or its customers, suppliers or contractors or any other third parties in respect of which the Company or any member of the Company Group has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and that is not known to the public generally other than as a result of the Participant’s breach of this Option Agreement, including but not limited to technical information or reports, formulas, trade secrets, unwritten knowledge and “know-how,” operating instructions, training manuals, customer lists, customer buying records and habits, product sales records and documents and product development, marketing and sales strategies, market surveys, marketing plans, profitability analyses, product cost, long-range plans, information relating to pricing, competitive strategies and new product development, information relating to any forms of compensation or other personnel-related information, contracts and supplier lists. Confidential Information will not include such information known to the Participant prior to the Participant’s involvement with the Company or any predecessor thereof, information rightfully obtained from a third party (other than pursuant to a breach by the Participant of this Option Agreement) or information independently developed by the Participant without violation of this Option Agreement. Without limiting the foregoing, the Participant and the Company each agree, to the extent not prohibited, to keep confidential the existence of, and any information concerning, any dispute between the Participant and the Company or any member of the Company Group, except that the Participant and the Company each may disclose information concerning such dispute to the court that is considering such dispute or to their respective legal counsel (provided, that such counsel agrees not to disclose any such information other than as reasonable to the prosecution or defense of such dispute) and, in the case of the Participant, to the Participant’s spouse and financial advisors.
(iii)
The Participant acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, property, computer, software or intellectual property relating to the businesses of the Company Group, in whatever form (including electronic), and all copies thereof, that are received or created by the Participant during the Participant’s Employment with the Company Group that constitute Confidential Information and Inventions shall remain the property of the Company Group, and the Participant shall as promptly as practicable return such property to the Company upon the termination of the Participant’s Employment and, in any event, at the Company’s request. The Participant agrees further that any property situated on the premises of, and owned by, the Company or any member of the Company Group, including disks and other storage media, filing cabinets and other work areas, is subject to inspection by the Company’s personnel at any time with or without notice.
(iv)
The Participant agrees further that the Participant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom the Participant has an obligation of confidentiality, and will not bring onto the premises of the Company or any member of the Company Group any unpublished documents or any property belonging to any former employer or any other Person to whom the Participant has an obligation of confidentiality unless consented to in writing by the former employer or other Person.
(v)
Nothing in this Option Agreement, including but not limited to Sections 2(a) and 3, shall prohibit or impede the Participant from communicating, cooperating or filing a complaint on possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the SEC, EEOC, OSHA or the NLRB, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state or local law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. The Participant understands and acknowledges that (A) an individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a U.S. federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (B) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Moreover, the Participant shall not be required to give prior notice to (or get prior authorization from) any member of the Company Group regarding any such communication or disclosure. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is the Participant authorized to disclose any information covered by the Company’s or its Affiliates’ attorney-client privilege or attorney work product or the Company’s or its Affiliates’ trade secrets without prior written consent of the Board.
(vi)
Nothing contained in this Option Agreement shall prohibit the Participant from using any Confidential Information received by the Participant in the capacity as a shareholder or optionee for purposes of monitoring and managing the Participant’s investment and may be disclosed to such family members, attorneys, accountants and advisors of the Participant who have a “need to know” and who have agreed to comply with the terms of this Option Agreement; provided, that the Participant shall, in any event, be responsible for a breach by any such Person.
(b)
Intellectual Property.
(i)
The Participant agrees that the results and proceeds of the Participant’s services for the Company Group (including, but not limited to, any Confidential Information and other trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic or otherwise creative nature, writings and other works of authorship) resulting from services performed during the Participant’s Employment with the Company Group and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived or reduced to practice or learned by the Participant, either alone or jointly with others (collectively, “Inventions”), shall be works‑made‑for‑hire, and the Company (or, if applicable or as directed by the Company, any member of the Company Group) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright and other intellectual property rights (collectively, “Proprietary Rights,” together with the Inventions, the “Intellectual Property”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion, without any further payment to the Participant whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work‑made‑for‑hire or there are any Proprietary Rights that do not accrue to the Company (or, as the case may be, any member of the Company Group) under the immediately preceding sentence, then the Participant hereby irrevocably assigns and agrees to assign any and all of the Participant’s right, title and interest thereto, including any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, to the Company (or, if applicable or as directed by the Company, any member of the Company Group), and the Company or such member of the Company Group shall have the right to use the same in perpetuity throughout the universe in any manner determined by the Company or such member of the Company Group without any further payment to the Participant whatsoever. As to any Invention that the Participant is required to assign, the Participant shall promptly and fully disclose to the Company all information known to the Participant concerning such Invention.
(ii)
The Participant agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Participant shall do any and all things that the Company may reasonably deem useful or desirable to establish or document the Company’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including the execution of appropriate copyright or patent applications or assignments. To the extent that the Participant has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, the Participant unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section

2(b)(ii) is subject to and shall not be deemed to limit, restrict, or constitute any waiver by the Company of ownership of any Proprietary Rights to which the Company may be entitled by operation of law by virtue of the Company’s being the Participant’s employer or service recipient. The Participant agrees further that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Participant shall assist the Company in every reasonable, proper and lawful way to obtain and from time to time enforce Proprietary Rights relating to Inventions in any and all countries. To this end, the Participant shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, the Participant shall execute, verify and deliver assignments of such Proprietary Rights to the Company or its designees. The Participant’s obligation to assist the Company with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of the Participant’s Employment with the Company.
(iii)
The Participant hereby waives and quitclaims to the Company Group any and all claims, of any nature whatsoever, that the Participant now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company Group.
(iv)
This Section 2(b) is subject to the provisions of California Labor Code Sections 2870, 2871 and 2872. In accordance with California Labor Code Section 2870, the Participant’s obligation to assign the Participant’s right, title and interest throughout the world in and to all Intellectual Property does not apply to any Intellectual Property that the Participant developed entirely on the Participant’s own time without using the Company Group’s equipment, supplies, facilities or Confidential Information except for Intellectual Property that either (A) relates to the business of the Company Group at the time of conception or reduction to practice of the Intellectual Property, or actual or demonstrably anticipated research or development of the Company Group, or (B) results from any work performed by the Participant for the Company Group. A copy of California Labor Code Sections 2870, 2871 and 2872 is attached to this Option Agreement as Annex 1 to this Exhibit B. The Participant shall disclose all Intellectual Property to the Company Group, even if the Participant does not believe that the Participant is required under this Option Agreement, or pursuant to California Labor Code Section 2870, to assign the Participant’s interest in such Intellectual Property to the Company.
3.
Non-Disparagement. The Participant shall not, whether in writing (electronically or otherwise) or orally, malign, denigrate or disparage the Company, any other member of the Company Group, or any of their respective predecessors or successors, or any of their respective current or former directors, officers, employees, shareholders, partners, members, agents or representatives, with respect to any of their respective past or present activities, or otherwise publish (whether in writing (electronically or otherwise) or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light.
4.
Other Agreements. The restrictive covenants and other obligations contained in this Option Agreement are independent of, supplemental to, and do not modify, supersede or restrict (and shall not be modified, superseded by or restricted by) any non-competition, non‑solicitation, confidentiality or other restrictive covenants in any other current or future agreement between the Participant and any member of the Company Group unless reference is made to the specific provisions hereof which are intended to be superseded.
5.
Remedies. Each party and any Permitted Transferee each acknowledges and agrees that a violation of any of the terms of this Exhibit B will cause irreparable injury for which adequate remedy at law may not be available. Accordingly, it is agreed that the harmed party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Exhibit B and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.